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                                             This document constitutes part
                                             of a prospectus covering securities
                                             that have been registered under
                                             the Securities Act of 1933.


           AGREEMENT EVIDENCING A GRANT OF AN INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION UNDER THE 1998 PERFORMANCE
                    INCENTIVE PLAN OF U.S. INTERACTIVE, INC.


      Agreement (this "Agreement") made as of ______________ (the "Grant Date"), between U.S. Interactive, Inc. (the "Company"), and ___________ ("Grantee").

      1. Grant of Option. Pursuant to the 1998 Performance Incentive Plan of the Company (the "Plan"), the Company hereby grants to Grantee, as of the Grant Date, an incentive stock option to the extent all or any portion of this Option qualifies as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and to the extent that all or any portion of this Option does not so qualify as an "incentive stock option" under the Code, a non-qualified stock option (together, the "Option"), to purchase an aggregate of _________ shares (the "Option Shares") of the Common Stock of the Company (the "Common Stock") at a price of $ ________ per share of Common Stock, subject to adjustment and the other terms and conditions set forth herein and in the Plan.

      2. Grantee Bound by Plan. Enclosed is a copy of the Plan which is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to exercise this Option. In accordance with the terms of the Plan, except as expressly set forth in this Agreement, both vested and unvested options are subject to expiration and forfeiture upon termination of the Grantee's employment with the Company or a Subsidiary, death or disability. The date on which the expiration and forfeiture will occur is set forth more fully in the Plan.

      3. Exercise of Option. Subject to the earlier expiration or termination of the option as provided herein or in the Plan, the Option with respect to any Option Shares may be exercised upon such shares becoming vested, although no Option may be exercised within 6 months of the date of this Agreement, by written notice to the Company at any time and from time to time thereafter. Except as otherwise provided expressly in this Agreement, such Option shall not be exercisable for more than the number of shares which are then vested. Subject to all of the foregoing, this Option shall vest with respect to 100% of the Option Shares over a four (4) year period, with 25% of the Option Shares (rounded to the nearest whole share) vesting on each of the first, second and third anniversaries of the Grant Date; and the remainder shall vest on the fourth anniversary of the Grant Date.

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      This Option shall not be exercisable in any event after the tenth anniversary [fifth anniversary in the case of a 10% stockholder] of the Grant Date. This Option may not be exercised for a fraction of a share of Common Stock. Unvested Options are subject to cancellation as provided in the Plan.

      4. Conditions to Exercise. This Option may not be exercised by Grantee unless the following conditions are met:

         (a) legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable United States federal, state and local laws and foreign laws; and

         (b) Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder (i) in cash or by certified check or (ii) by delivery of shares of Common Stock already owned by the Grantee valued at the Fair Market Value of the Common Stock on the date of exercise, or (iii) by "cashless exercise" as provided in the Plan or (iv) through a combination thereof. In the case of the exercise of a Non-Qualified Stock Option or a cashless exercise, the Grantee must also remit the appropriate withholding taxes due upon exercise, in cash or in such other manner approved by the Committee. Please refer to the Plan for a complete description of method of delivery of option Shares pursuant to this Section 4(b).

         (c) The Grantee is employed by the Company or one of its Subsidiaries, except as otherwise provided in the Plan.

         (d) The Grantee (and any permitted transferee) shall have fully complied with such further conditions to exercise as the Committee, in its sole discretion, shall deem necessary or desirable to fully comply with all federal and applicable state securities and tax laws relating to the exercise of the Option.

      5. Transferability. Except as otherwise provided below, this Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee's lifetime only by Grantee. If Grantee or anyone claiming under or through Grantee attempts to violate this
Section 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this option by bequest or inheritance or by reason of Grantee's death may, at any time within one year after the date of Grantee's death (but in no event after the expiration of ten years from the Grant Date), exercise this Option with respect to the number of shares, determined under

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Section 3 above, as to which Grantee could have exercised the Option at the time of Grantee's death. The applicable requirements of Section 4 above must be satisfied in full at the time of such exercise. If this Option is a Non-Qualified Option, it may be assigned, in whole or in part to Grantee's spouse, children or grandchildren, or a trust for the exclusive benefit of one or more of such persons, provided that (i) such assignment is made as a gift or under a domestic relations order in settlement of marital property rights and in each case, without any consideration, and (ii) that the transferee acknowledges and agrees in writing that (y) if the transferor is a director or officer of the Company, any shares acquired upon exercise of any such option may be subject to restriction on resale under Rule 144 under the Securities Exchange Act of 1934, and (z) that any certificates representing such shares shall be prominently marked with a legend to that effect. The Grantee, upon any such permitted transfer, shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of any such option. Any Option transferred hereunder by the Grantee shall continue to be governed by and subject to the terms and conditions of this Agreement and may not be subsequently transferred except by will or the laws of descent and distribution.

         6. Administration. Any action taken or decision made by the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Board or the Committee or its delegates.

         7. No Rights as Stockholder. Unless and until a certificate or certificates representing such shares of Common Stock shall have been issued to Grantee (or any person acting under Section 5 above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

         8. Disqualifying Disposition of Shares. In the event that Grantee exercises an Incentive Stock Option, and subsequently agrees to sell or dispose of the Option Shares acquired upon exercise before either (i) the expiration of two (2) years from the Grant Date, or (ii) the expiration of one (1) year from the date of exercise, the Grantee must notify the Company of such disposition and the terms thereof and, if required by law, make arrangements to pay the Company in cash the amount of any withholding taxes due upon such disposition, as determined by the Company, and the transfer of such shares on the Company's records shall be conditioned on the payment of any such taxes.

        9. Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act,

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and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         10. Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of the Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

         11. Notices. Any notice hereunder to the Company shall be addressed to the Company, Attention: Corporate Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by nationally recognized overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

         13. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the state of incorporation of the Company at the time of the determination.

         14. Grantee Acknowledgments.

         GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OR MODIFY HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

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         Grantee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof except as otherwise specifically stated in this Option Agreement. Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

         IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

                                                         U.S. INTERACTIVE, INC.

                                                         By: ___________________
                                                         Name:
                                                         Title:

                                                         GRANTEE

                                                         _______________________
                                                         Grantee's Signature
                                                         Name of Grantee (Print)